As filed with the Securities and Exchange Commission on March 19, 1998

                                                     Registration No. 333-15411

-------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


         --------------------------------------------------------------


                        POST-EFFECTIVE AMENDMENT NO. SIX

                                       TO
                                    FORM S-11
                             REGISTRATION STATEMENT
                                      UNDER
                     THE SECURITIES ACT OF 1933, AS AMENDED


         --------------------------------------------------------------


                       CNL AMERICAN PROPERTIES FUND, INC.
               (Exact Name of Registrant as Specified in Charter)

                        400 East South Street, Suite 500
                             Orlando, Florida 32801
                            Telephone: (407) 422-1574
                    (Address of principal executive offices)


                              JAMES M. SENEFF, JR.
                             Chief Executive Officer
                        400 East South Street, Suite 500
                             Orlando, Florida 32801
                            Telephone: (407) 422-1574
                     (Name and Address of Agent for Service)


                                   COPIES TO:

                          THOMAS H. McCORMICK, ESQUIRE
                            EDMUND D. GRAFF, ESQUIRE
                        Shaw, Pittman, Potts & Trowbridge
                               2300 N Street, N.W.
                             Washington, D.C. 20037

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

         On March 2, 1998, CNL American Properties Fund, Inc. (the "Company") concluded its public offering (the "1997 Offering") of up to 27,500,000 shares of common stock (the "Shares"), including 2,500,000 Shares reserved for issuance pursuant to the Company's distribution reinvestment plan (the "Reinvestment Plan"). In connection with the 1997 Offering, the Company issued a total of 25,187,265 Shares, including 187,265 Shares issued pursuant to the Reinvestment Plan. The Company hereby withdraws the registration of the 2,312,735 Shares registered and reserved for issuance pursuant to the Reinvestment Plan, but not issued in connection with the 1997 Offering.

                                   SIGNATURES


              Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Post-Effective Amendment No. 6 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orlando, State of Florida, on the 18th day of March, 1998.

                                     CNL AMERICAN PROPERTIES FUND, INC.
                                     (Registrant)


                                     By: /s/JAMES M. SENEFF, JR.
                                         ---------------------------
                                         JAMES M. SENEFF, JR.,
                                         Chairman of the Board and
                                         Chief Executive Officer

              Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 6 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.





         Signature                      Title                      Date
         ---------                      -----                      ----



/s/ James M. Seneff, Jr.     Chairman of the Board and        March 18, 1998
--------------------------   Chief Executive Officer
JAMES M. SENEFF, JR.         (Principal Executive Officer)




/s/ Robert A. Bourne          Director and President           March 18, 1998
--------------------------
ROBERT A. BOURNE




/s/ Steven D. Shackelford     Chief Financial Officer          March 18, 1998
--------------------------    (Principal Financial Officer)
STEVEN D. SHACKELFORD




/s/ G. Richard Hostetter      Independent Director             March 18, 1998
--------------------------
G. RICHARD HOSTETTER




/s/ J. Joseph Kruse           Independent Director             March 18, 1998
--------------------------
J. JOSEPH KRUSE




/s/ Richard C. Huseman        Independent Director             March 18, 1998
---------------------------
RICHARD C. HUSEMAN